Exhibit 99.1

Investor Relations Contact:

Leslie Green

Green Communications Consulting, LLC

650-312-9060

leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Record Fourth Quarter and Fiscal Year 2007 Financial Results

• FY 2007 Net Revenues:	$109.0 million

• Q4 FY 2007 Net Revenues:	$32.3 million

• Q4 FY 2007 Non-GAAP Net Income:	$7.6 million: $0.33 per share (diluted)

• Q4 FY 2007 GAAP Net Loss:	$4.8 million: $0.23 per share (diluted)

MOUNTAIN VIEW, Calif. – Jan. 29, 2008 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors and high-speed integrated circuits, today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2007.

Revenue for the fourth quarter of 2007 was $32.3 million, a 17.2 percent sequential increase from $27.5 million for the third quarter of 2007.

Fourth quarter 2007 net loss, determined in accordance with generally accepted accounting principles (GAAP), was $4.8 million or $0.23 per diluted share. By comparison, GAAP net income was $3.5 million or $0.16 per diluted share for the third quarter of 2007. The fourth quarter 2007 GAAP net loss includes stock-based compensation expense, the amortization of intangible assets, fair value inventory adjustments and an in-process research and development charge related to the acquisition of Aeluros, Inc. Excluding these items, non-GAAP net income for the fourth quarter of 2007 was $7.6 million or $0.33 per share, compared with $0.34 per share for the third quarter of 2007.

Cash and short-term investments at the end of the fourth quarter were $50.7 million, compared with $99.8 million at the end of the prior quarter. The decrease in our cash and short-term investments reflect the $57.0 million cash acquisition of Aeluros, Inc.

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

For the fiscal year ended Dec. 31, 2007, revenue was $109.0 million, up 12.6 percent from $96.8 million for the fiscal year ended Dec. 31, 2006. Net income, in accordance with GAAP for the year ended Dec. 31, 2007, was $2.6 million or $0.12 per diluted share, compared with a net income of $0.6 million or $0.03 per diluted share for the year ended Dec. 31, 2006. Non-GAAP net income for the fiscal year ended Dec. 31, 2007, was $26.7 million or $1.20 per diluted share, excluding stock-based compensation expense, the amortization of intangible assets, fair value inventory adjustments, the impact of a deferred tax asset valuation allowance release, the tax effect of an intercompany license agreement and an in-process research and development charge related to the acquisition of Aeluros, Inc. Non-GAAP net income for the year ended Dec. 31, 2006 was $25.5 million or $1.18 per share, excluding stock-based compensation expense and the following charges associated with the acquisition of the network search engine business from Cypress Semiconductor Corporation: amortization of intangible assets, an in-process research and development charge and the effect of a fair value adjustment to acquired inventory.

Management Qualitative Comments

“Our strong fourth quarter concluded what was another solid year for us,” said Ron Jankov, president and CEO. “The diversification of our customer and revenue base underscored the success of our products in addressing the requirements of a number of emerging markets, as well as new opportunities within our current customer base. As the network continues to rapidly evolve, knowledge-based processors are being designed into areas that have not utilized advanced search processing capabilities before. Our engineering and operations teams, including those developing knowledge-based processors, advanced 10 Gigabit Ethernet PHYs and Layer 7 deep-packet inspection processors, all responded to these new opportunities with flawless execution in 2007 by developing and launching some of the most complex and sophisticated devices on the market today. Their success in achieving stringent product requirements on first-pass silicon allowed us to accelerate our already aggressive product and technology roadmap. As we enter 2008, we believe that our design win portfolio and competitive positioning is stronger than it has ever been. We thank our investors and our customers for their support and look forward to sharing continued success in 2008.”

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

Recent Highlights

•

NetLogic Microsystems announced the introduction of the NL9000 knowledge-based processor as part of the launch of its fifth-generation knowledge-based processor family. The NL9000 processor is the industry’s first fully-programmable “hybrid” knowledge-based processor that features the convergence of high-performance, massively parallel knowledge-based processing with the superior low-power efficiency and flexibility of algorithmic Sahasra™ technology to dramatically reduce power consumption while delivering best-in-class performance and functionality for next-generation IPTV and advanced mobile wireless networks.

•

During the fourth quarter, the company acquired Aeluros, Inc., a privately-held, fabless provider of industry-leading 10-Gigabit Interface technologies and semiconductor products. Low-power, multi-gigabit interface technology is an increasingly important component in driving next-generation knowledge-based processors, as well as in enabling 10-Gigabit Ethernet (10GE) physical layer (PHY) connectivity for enterprise and datacenter networks.

•

The company also introduced the NL8256 knowledge-based processor, which is targeted at mainstream applications and is the second device in its fourth-generation processor family. This positions NetLogic Microsystems with twice the breadth of Gen-4 products relative to competing suppliers.

•

NetLogic Microsystems and TSMC announced their collaboration on the industry-leading 55nm semiconductor process technology for NetLogic Microsystems’ advanced knowledge-based processors. The use of TSMC’s 55nm process technology and state-of-the-art design techniques have allowed NetLogic Microsystems’ new 5th Generation knowledge-based processor to integrate a dramatic increase in functionality and performance in the smallest die size while using significantly less power than all previous designs.

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

•

Deloitte & Touche ranked NetLogic Microsystems 4th on its prestigious Technology Fast 50 Program for Silicon Valley, a ranking of the fastest growing technology, media, telecommunications and life sciences companies in the region. Also, Deloitte & Touche ranked NetLogic Microsystems 50th on its 2007 Technology Fast 500, a ranking of the 500 fastest growing technology, media, telecommunications and life sciences companies in North America. NetLogic Microsystems was also ranked the third fastest growing semiconductor company on the list.

Conference Call

NetLogic Microsystems will hold its fourth quarter 2007 financial results conference call today at 2:00 p.m. Pacific time. To listen to the conference call, dial 866-510-0708 ten minutes prior to the start of the call, using the passcode 81566552. International callers, dial 617-597-5377. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 888-286-8010 and enter passcode 99973124. International callers dial 617-801-6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ:NETL), a fabless semiconductor company headquartered in Mountain View, California, designs, develops and markets high performance knowledge-based processors for a variety of advanced wireline and mobile wireless networking systems, such as routers, switches, wireless infrastructure equipment, network security appliances, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors employ an advanced processor architecture and a large knowledge or signature database containing information on the network, as well as applications and content that run on the network, to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors from NetLogic Microsystems significantly enhance the ability of networking original equipment manufacturers (OEMs), to supply network service providers with systems offering more advanced functionality for the Internet, such as high-definition video delivery over the Internet (IPTV), voice transmission over the Internet (VoIP), unified threat management (UTM), virtual private networks (VPN), rich content delivery over mobile wireless networks, and streaming video and audio. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

NetLogic Microsystems, the NetLogic Microsystems logo and Sahasra are trademarks of NetLogic Microsystems, Inc. All other trademarks are the sole property of their respective holders.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the timing of our receipt of customer orders during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

###

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenue	$32,254	$21,017	$109,033	$96,806
Cost of revenue*	16,697	7,382	44,732	36,762

Gross profit	15,557	13,635	64,301	60,044

Operating expenses:
Research and development*	13,410	9,220	45,175	36,578
In-process research and development	1,610	—	1,610	10,700
Selling, general and administrative*	6,039	3,898	19,672	15,455

Total operating expenses	21,059	13,118	66,457	62,733

Income (loss) from operations	(5,502)	517	(2,156)	(2,689)
Interest and other income, net	703	1,120	4,463	3,740

Income (loss) before income taxes	(4,799)	1,637	2,307	1,051
Provision for income taxes	38	103	(288)	459

Net income (loss)	$(4,837)	$1,534	$2,595	$592

Net income (loss) per share - Basic	$(0.23)	$0.08	$0.13	$0.03

Net income (loss) per share - Diluted	$(0.23)	$0.07	$0.12	$0.03

Shares used in calculation - Basic	21,059	20,163	20,747	19,758

Shares used in calculation - Diluted	21,059	21,147	21,938	21,107

*	Includes the following amounts of stock-based compensation (in thousands):

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Cost of revenue	$228	$161	$747	$548
Research and development	3,261	1,976	9,933	7,481
Selling, general and administrative	1,699	1,020	5,366	3,878

Total	$5,188	$3,157	$16,046	$11,907

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, non-recurring items and other non-cash expenses discussed in the earnings release. To derive non-GAAP operating income for the periods presented in the press release, the Company excluded all stock-based compensation expense for the periods as well as the impact of deferred tax asset valuation allowance release, the tax effect of an intercompany license agreement and certain charges related to acquired intangible assets and other acquisition-related charges from its acquisition of Aeluros, Inc. (the “Aeluros Acquisition”), the TCAM2 and TCAM2-CR network search engine products and certain related assets (the “TCAM2 Acquisition”) and the Network Search Engine Business (the “NSE Business Acquisition”) from Cypress Semiconductor Corporation , which closed on October 24, 2007, August 29, 2007 and February 15, 2006, respectively. Specifically, these non-GAAP financial measures reflect adjustments based on the following:

•

Charges related to the Aeluros Acquisition: The Company incurred significant expenses in connection with the Aeluros Acquisition, which the Company would not have otherwise incurred, and which the Company believes are not indicative of the Company’s ongoing operating performance. Such acquisition-related charges primarily consisted of the amortization expense of acquired intangible assets, in-process research and development and the cost of fair value adjustment of acquired inventory.

•

Charges related to the TCAM2 Acquisition: The Company incurred significant expenses in connection with the TCAM2 Acquisition, which it would not have otherwise incurred and which the Company believes are not indicative of the Company’s ongoing operating performance. Such acquisition-related charges primarily consisted of the amortization expense of acquired intangible assets and the cost of fair value adjustment of acquired inventory.

•

Charges related to the NSE Business Acquisition: The Company incurred significant expenses in connection with the NSE Business Acquisition, which the Company would not have otherwise incurred, and which the Company believes are not indicative of the Company’s ongoing operating performance. Such acquisition-related charges primarily consisted of the amortization expense of acquired intangible assets, in-process research and development and the cost of fair value adjustment of acquired inventory.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated January 29, 2008 that the Company has submitted to the Securities and Exchange Commission.

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
GAAP net income (loss)	$(4,837)	$1,534	$2,595	$592
Reconciling items:
Stock-based compensation	5,188	3,157	16,046	11,907
In-process research and development	1,610	—	1,610	10,700
Amortization of intangible assets	3,927	325	5,211	1,974
Fair value adjustment related to the acquired inventory	1,710	—	1,791	288
Release of deferred tax asset valuation allowance	—	—	(28,674)	—
Tax effect of intercompany license agreement	—	—	28,140	—

Non-GAAP net income	$7,598	$5,016	$26,719	$25,461

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO

NON-GAAP DILUTED NET INCOME PER SHARE

(UNAUDITED)

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Diluted:
GAAP net income (loss) per share	$(0.23)	$0.07	$0.12	$0.03
Reconciling items:
Stock-based compensation	0.23	0.15	0.72	0.55
In-process research and development	0.07	—	0.07	0.50
Amortization of intangible assets	0.17	0.01	0.23	0.09
Fair value adjustment related to the acquired inventory	0.07	—	0.08	0.01
Release of deferred tax asset valuation allowance	—	—	(1.29)	—
Tax effect of intercompany license agreement	—	—	1.27	—
Difference in shares count between diluted GAAP and diluted non-GAAP calculations	0.02	—	—	—

Non-GAAP net income per share - Diluted	$0.33	$0.23	$1.20	$1.18

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED NET INCOME PER SHARE CALCULATION TO

THE SHARES USED FOR NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION

(UNAUDITED)

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Shares used in calculation - Diluted (GAAP)	21,059	21,147	21,938	21,107
The effect of removing stock-based compensation expense under FAS 123(R) for non-GAAP presentation purpose	529	348	281	390
The effect of dilutive potential common shares due to reporting non-GAAP net income	1,169	—	—	—

Shares used in calculation - Diluted (non-GAAP)	22,757	21,495	22,219	21,497

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(UNAUDITED)

	Three months ended				Year ended
	December 31, 2007		December 31, 2006		December 31, 2007		December 31, 2006
Total GAAP gross margin	$15,557	48.2%	$13,635	64.9%	$64,301	59.0%	$60,044	62.0%
Reconciling items:
Stock-based compensation	228	0.7%	161	0.8%	747	0.7%	548	0.6%
Amortization of intangible assets	3,671	11.4%	325	1.5%	4,955	4.5%	1,974	2.0%
Fair value adjustment related to the acquired inventory	1,710	5.3%	—	0.0%	1,791	1.6%	288	0.3%

Total Non-GAAP gross margin	$21,166	65.6%	$14,121	67.2%	$71,794	65.8%	$62,854	64.9%

-More-

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results

Jan. 29, 2008

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$50,689	$50,752
Short-term investments	—	39,127
Accounts receivable, net	14,838	7,736
Inventory	12,937	10,703
Prepaid expenses and other current assets	13,814	1,387

Total current assets	92,278	109,705
Property and equipment, net	5,745	5,530
Goodwill	55,802	37,069
Intangible asset	52,837	5,362
Other assets	111	103

Total assets	$206,773	$157,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,093	$4,930
Accrued liabilities	13,286	7,353
Deferred revenue	317	54
Capital lease obligations, current	2,528	1,382

Total current liabilities	23,224	13,719
Capital lease obligations, long-term	—	1,243
Other liabilities	11,661	283

Total liabilities	34,885	15,245

Stockholders’ equity:
Common stock and additional paid-in capital	251,454	224,851
Deferred stock-based compensation	—	(182)
Accumulated other comprehensive income (loss)	(8)	8
Accumulated deficit	(79,558)	(82,153)

Total stockholders’ equity	171,888	142,524

Total liabilities and stockholders’ equity	$206,773	$157,769

-More-